UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2012
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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park, Suite D, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 6, 2012, Andre M. Boisvert was appointed as a member of the Board of Directors of Issuer Direct Corporation (the “Company”).

In addition to his role with the Company, Mr. Boisvert is currently Chairman of Palamida Corporation, the leader in software composition analysis for intellectual property and security risk management. Mr. Boisvert also serves as Vice Chairman of River Logic, Inc., a leader in advance and predictive analytics, and as a Director of Clario Analytics, Inc., a cloud-based marketing analytics solutions company, and Transera Communications Inc., a cloud based adaptive customer engagement solutions company.

Mr. Boisvert additionally serves on the Board of Directors of London-based Emailvision Inc., a leader in email and social marketing; and Portland based Webtrends Inc., a global leader in digital marketing optimization and relevance.

In March 2002, Mr. Boisvert joined the Board of Directors of VA Software Inc., the creator and owner of SourceForge, the largest worldwide repository of open source projects. During his four-year term as a director of VA Software, Boisvert developed extensive knowledge of open source projects and their ability to solve real-world problems that had previously been addressed exclusively through expensive proprietary software solutions.  This experience led Boisvert to co-found Pentaho Corporation, the world’s most popular commercial open source business intelligence platform, in October 2004. Boisvert later became an investor, advisor, and/or director of several other leading commercial open source companies, including Revolution Analytics Inc.; Zenoss Corporation; and Infobright Inc.  Mr. Boisvert also served as Chairman of UBmatrix Inc., from February 2007 through June 2010 when UB Matrix, Inc. was acquired by Edgar Online, Inc.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

Mr. Boisvert will earn a monthly retainer of $2,000 month for each month he is a member of the Board of Directors.

Also, Mr. Boisvert was granted a non-statutory stock option to purchase 40,000 shares of the Company’s common stock at an exercise price of $2.81 (the “Stock Option”).  The Stock Option will be subject to vesting restrictions as follows: 6.25% will vest and be released from forfeiture in equal installments at the end of each calendar quarter for the forty-eight month period beginning on July 1, 2012.   In the event of a Change of Control (as defined in the Company’s 2010 Equity Incentive Plan), any unvested portion of the Stock Option shall be immediately vested.

In the event of a Change of Control of the Company while Mr. Boisvert is a member of the Board of Directors, he will receive compensation equal to two percent of the amount of cash, equity, or combination thereof received by the Company as of the closing of the Change of Control.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release issued by the Company on July 10, 2012 announcing the appointment of Mr. Andre Boisvert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie Chief Executive Officer

Date:  July 12, 2012